Exhibit 99.1

Press Release – MSC.Software Announces Fourth Quarter and Year End Financial Results

Investor Contact:

Joanne Keates Vice President, Investor Relations MSC.Software (714) 444-8551 joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

Fourth Quarter and Year Ended December 31, 2008

SANTA ANA, Calif. – February 26, 2009- MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of enterprise simulation solutions including simulation software and services, today reported results for the fourth quarter and year ended December 31, 2008. Financial highlights include the following:

Fourth quarter:

•	Total fourth quarter revenue of $65.0 million, with software revenue of $24.7 million, maintenance revenue of $33.4 million and services revenue of $6.9 million,
•	Fourth quarter operating loss of $4.5 million, which includes restructuring charge of $1.3 million and impairment charge related to intangible assets of $10.0 million.

Full Year:

•	FY 2008 total revenue of $254.4 million versus $246.7 million last year, an increase of 3%,
•	FY 2008 operating loss of $6.2 million, which includes restructuring charges of $3.3 million and impairment charges related to intangible assets of $10.0 million,
•	Cash and investments at December 31, 2008 totaled $152.6 million versus $135.0 million at December 31, 2007.

REVENUE

Total revenue for the fourth quarter ended December 31, 2008 was $65.0 million compared to $71.1 million for the fourth quarter in 2007. Software revenue for the fourth quarter totaled $24.7 million compared to $28.8 million for the fourth quarter in 2007. For the fourth quarter ended December 31, 2008, maintenance revenue totaled $33.4 million and services revenue totaled $6.9 million, compared to $33.3 million of maintenance revenue and $9.0 million of services revenue for the fourth quarter in 2007.

Press Release – MSC.Software Announces Fourth Quarter and Year End Financial Results

Total revenue for the year ended December 31, 2008 was $254.4 million compared to $246.7 million last year. Software revenue for 2008 totaled $89.3 million compared to $94.7 million for 2007. For the year ended December 31, 2008 maintenance revenue totaled $137.0 million and services revenue totaled $28.1 million, compared to $125.5 million of maintenance revenue and $26.5 million of services revenue for 2007.

“Although 2008 presented its challenges to MSC as we continued our strategic product transition, our simulation software solutions continue to be strategic components of our customers’ product development processes,” said Bill Weyand, CEO and Chairman of MSC.Software. “With a strong balance sheet and a focus on cost control we are able to weather the current uncertain and volatile economic environment.”

“Our recently announced partnership with EADS, where we were chosen as the simulation backbone for their global PLM harmonization project, demonstrates the importance of MSC applications as a collaborative platform within the aerospace industry. We will continue to assist our customers in accelerating engineering innovation through collaboration and thereby saving time and money,” continued Mr. Weyand.

“With the planned releases of version 4 of our multi-discipline and enterprise simulation solutions during the first half of 2009, we will strengthen our role as systems integrator for all simulation software implemented by our customers today. This will allow our customers to reduce the number of software vendors and save on their overall cost of ownership.”

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the fourth quarter and year ended December 31, 2008 was $21.3 million and $80.3 million, respectively, compared to $22.0 million and $75.3 million for the same periods last year. Total revenue in EMEA for the fourth quarter and year ended December 31, 2008 was $22.8 million and $96.4 million, respectively, compared to $30.0 million and $95.9 million for the same periods last year. Changes in the Euro decreased EMEA revenue by $2.7 million in the fourth quarter and increased EMEA revenue by $6.2 million in FY 2008. In the Asia Pacific region, revenue for the fourth quarter and year ended December 31, 2008 totaled $20.9 million and $77.7 million, respectively, compared to $19.1 million and $75.5 million for the same periods last year. Changes in the Japanese Yen increased Asia Pacific revenue during the fourth quarter and FY 2008 by $2.7 million and $9.4 million, respectively.

Press Release – MSC.Software Announces Fourth Quarter and Year End Financial Results

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the fourth quarter and year ended December 31, 2008 were $58.4 million and $212.7 million, respectively, compared to $59.1 million and $210.7 million for the same periods last year. Operating loss for the fourth quarter was $4.5 million and for the year end was $6.2 million, compared to an operating loss of $1.2 million and $10.3 million for the fourth quarter and year ended December 31, 2007. Including in the operating loss are restructuring charges of $1.3 million and impairment charges related to intangible assets of $10.0 million in the fourth quarter of 2008 and restructuring charges of $3.3 million and impairment charges related to intangible assets of $10.0 million in FY 2008.

For the fourth quarter ended December 31, 2008, loss from continuing operations totaled $22.5 million or ($0.50) per diluted share, and includes a net tax charge of $17.3 million, resulting primarily from establishing a valuation allowance totaling $22.9 million. For the fourth quarter last year, income from continuing operations totaled $2.3 million or $0.05 per diluted share. For the year ended December 31, 2008, loss from continuing operations totaled $21.3 million or ($0.47) per diluted share, compared to a loss from continuing operations of $2.6 million or ($0.06) per diluted share for FY 2007.

BALANCE SHEET

Cash and investments at December 31, 2008 totaled $152.6 million and after the repayment of $6.9 million of certain outstanding debt in the fourth quarter, the Company had effectively no long term debt at year end. Deferred revenue totaled $75.8 million at December 31, 2008.

OUTLOOK

The Company will discuss the outlook for 2009 on the conference call scheduled for today. See conference call details below.

CONFERENCE CALL

The Company will host a conference call to discuss the fourth quarter financial results today at 1:30 pm pacific (4:30 pm eastern). The webcast will include a slide presentation that can be accessed and downloaded at: http://www.mscsoftware.com/ir/. The live conference call can be accessed by dialing in to (800) 374-0151 for US callers or (706) 634-4981 for international callers using the following conference ID code: 82229401.

Press Release – MSC.Software Announces Fourth Quarter and Year End Financial Results

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available for 48 hours and can be accessed by dialing in to: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 82229401.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs more than 1000 people throughout the world. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

(Financials to follow)

Press Release – MSC.Software Announces Fourth Quarter and Year End Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2008	2007	2008
Revenue:
Software	$28,822	$24,711	$94,681	$89,278
Maintenance	33,257	33,390	125,529	136,975
Services	8,998	6,900	26,441	28,133

Total Revenue	71,077	65,001	246,651	254,386

Cost of Revenue:
Software	2,659	2,874	10,351	10,692
Maintenance and Services	10,478	8,220	35,900	37,272

Total Cost of Revenue	13,137	11,094	46,251	47,964

Gross Profit	57,940	53,907	200,400	206,422

Operating Expenses:
Research and Development	13,579	11,819	51,109	51,058
Selling and Marketing	25,132	20,813	84,794	88,211
General and Administrative	15,525	14,163	60,819	58,833
Amortization of Intangibles	176	336	698	1,346
Restructuring Charges	442	1,275	8,522	3,269
Impairment Charges	4,259	9,951	4,778	9,951

Total Operating Expenses	59,113	58,357	210,720	212,668

Operating Loss	(1,173)	(4,450)	(10,320)	(6,246)

Other (Income) Expense :
Interest Expense	282	369	1,155	1,183
Other (Income) Expense, net	(7,904)	334	(10,368)	(2,061)

Total Other (Income) Expense, net	(7,622)	703	(9,213)	(878)

Income (Loss) From Continuing Operations Before Provision For Income Taxes	6,449	(5,153)	(1,107)	(5,368)
Provision For Income Taxes	4,156	17,298	1,496	15,920

Income (Loss) From Continuing Operations	2,293	(22,451)	(2,603)	(21,288)

Income (Loss) From Discontinued Operations, net of Income Taxes	(4)	—	1,042	—
Net Income (Loss)	$2,289	$(22,451)	$(1,561)	$(21,288)

Basic and Diluted Earnings (Loss) Per Share From Continuing Operations	$0.05	$(0.50)	$(0.06)	$(0.47)
Basic and Diluted Earnings Per Share From Discontinued Operations	$—	$—	$0.02	$—
Basic and Diluted Earnings (Loss) Per Share	$0.05	$(0.50)	$(0.04)	$(0.47)

Basic Weighted-Average Shares Outstanding	44,573	45,292	44,164	45,014
Diluted Weighted-Average Shares Outstanding	45,342	45,292	44,164	45,014

Press Release – MSC.Software Announces Fourth Quarter and Year End Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31,	December 31,
	2007	2008
ASSETS
Cash and Investment	$135,029	$152,554
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,855 and $1,375, respectively	70,204	52,861
Property and Equipment, Net	18,900	14,390
Goodwill, Indefinite Lived & Other Intangibles	195,311	183,665
Other Assets	47,701	41,473

Total Assets	$467,145	$444,943

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred Revenue	$80,584	$75,800
Long-Term Debt	6,936	—
Other Liabilities	60,215	57,643

Total Liabilities	147,735	133,443

Net Shareholders’ Equity	319,410	311,500

Total Liabilities and Shareholders’ Equity	$467,145	$444,943

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